UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 19, 2008 (February 12, 2008)
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12719 (Commission File Number)	76-0466193 (IRS Employer Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Amended and Restated Bylaws
Amended and Restated Bylaws

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective on February 12, 2008, the Board of Directors of Goodrich Petroleum Corporation (the “Company”) authorized an amendment and restatement of the Company’s bylaws (the “Bylaws,” and as amended and restated, the “Amended Bylaws”). The primary amendments relate to:
•	the authority to fix director compensation (Article III);

•	the procedure for choosing the chairman of a committee of the Board of Directors (Article IV); and

•	the procedure for filling a vacancy on a committee of the Board of Directors (Article IV).
     In addition, the Amended Bylaws include conforming changes and other non-substantive and technical edits and updates.
     The foregoing summary of the Amended Bylaws is not complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.2(i) to this report and incorporated herein by reference.
     The Amended Bylaws, and a copy marked to show changes from the prior Bylaws, are included as Exhibits 3.2(i) and 3.2(ii), respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

3.2(i)	Goodrich Petroleum Corporation Amended and Restated Bylaws, effective February 12, 2008.

3.2(ii)	Goodrich Petroleum Corporation Amended and Restated Bylaws, marked to show amendments effective February 12, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

Dated: February 19, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.2(i)	Goodrich Petroleum Corporation Amended and Restated Bylaws, effective February 12, 2008.

3.2(ii)	Goodrich Petroleum Corporation Amended and Restated Bylaws, marked to show amendments effective February 12, 2008.